Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 19, 2005 accompanying the consolidated financial statements and schedule of Ault Incorporated and subsidiaries which are included in the Annual Report on Form 10-K/A for the year ended May 29, 2005.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Ault Incorporated and subsidiaries on Form S-3, File No. 333-100409 (effective October 8, 2002) and on Forms S-8, File No. 333-112103 (effective January 22, 2004), No. 333-51458 (effective December 7, 2000), No. 333-91389 (effective November 22, 1999), No. 333-08992 (effective October 22, 1997), No. 333-38455 (effective October 22, 1997), No. 333-04609 (effective May 28, 1996), No. 033-53988 (effective November 2, 1992), No. 033-33566 (effective February 20, 1990), No. 033-19662 (effective January 15, 1988), and No. 002-87376 (effective November 14, 1983).

/s/ Grant Thornton LLP

Minneapolis, Minnesota

January 9, 2006